FT 290

                         TRUST AGREEMENT

                    Dated:  December 31, 1998

     The Trust Agreement among Nike Securities L.P., as Depositor, The Chase Manhattan Bank, as Trustee and First Trust Advisors L.P., as Evaluator and Portfolio Supervisor, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for The First Trust Special Situations Trust, Series 22 and certain subsequent Series, Effective November 20, 1991" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                        WITNESSETH THAT:

     In   consideration  of  the  premises  and  of  the   mutual
agreements herein contained, the Depositor, the Trustee, the Evaluator and the Portfolio Supervisor agree as follows:


                             PART I


             STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the provisions of Part II and Part III hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


                             PART II


              SPECIAL TERMS AND CONDITIONS OF TRUST


FOR THE DOWsm TARGET 5, QUALIFIED 1999 SERIES ("TARGET 5 TRUST")

     The following special terms and conditions are hereby agreed to:

     A. The Securities initially deposited in the Trust pursuant to Section 2.01 of the Standard Terms and Conditions of Trust are set forth in the Schedules hereto.

     B. (1) The aggregate number of Units outstanding for the Trust on the Initial Date of Deposit and the initial fractional undivided interest in and ownership of the Trust represented by each Unit thereof are set forth in the Prospectus in the section "Summary of Essential Information."

     Documents representing this number of Units for the Trust are being delivered by the Trustee to the Depositor pursuant to
Section 2.03 of the Standard Terms and Conditions of Trust.

     C. The Percentage Ratio is as follows on the Initial Date of Deposit is as set forth in the Prospectus under "Schedule of Investments."

     D. The Record Date shall be as set forth in the prospectus for the sale of Units dated the date hereof (the "Prospectus") under "Summary of Essential Information."

     E. The Distribution Date shall be as set forth in the Prospectus under "Summary of Essential Information."

     F. The Mandatory Termination Date for the Trust shall be as set forth in the Prospectus under "Summary of Essential
Information."

     G.     The  Evaluator's  compensation  as  referred  to   in
Section 4.03 of the Standard Terms and Conditions of Trust shall be an annual fee as set forth in the Prospectus under "Summary of Essential Information," calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Evaluator provides services during less than the whole of such year). Such fee may exceed the actual cost of providing such evaluation services for the Trust, but at no time will the total amount received for evaluation services rendered to unit investment trusts of which Nike Securities L.P. is the sponsor in any calendar year exceed the aggregate cost to the Evaluator of supplying such services in such year.

     H.     The   Trustee's   Compensation   Rate   pursuant   to
Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee as set forth in the Prospectus under "Summary of Essential Information," calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Trustee provides services during less than the whole of such year). However, in no event, except as may otherwise be provided in the Standard Terms and Conditions of Trust, shall the Trustee receive compensation in any one year from any Trust of less than $2,000 for such annual compensation.

     I.    The  Initial Date of Deposit for the Trust is December
31, 1998.

     J. The minimum amount of Equity Securities to be sold by the Trustee pursuant to Section 5.02 of the Indenture for the redemption of Units shall be 100 shares.


                             PART II


              SPECIAL TERMS AND CONDITIONS OF TRUST


   FOR THE DOWsm TARGET 10, QUALIFIED 1999 SERIES ("TARGET 10
                             TRUST")

     The following special terms and conditions are hereby agreed to:

     A. The Securities initially deposited in the Trust pursuant to Section 2.01 of the Standard Terms and Conditions of Trust are set forth in the Schedules hereto.

     B. (1) The aggregate number of Units outstanding for the Trust on the Initial Date of Deposit and the initial fractional undivided interest in and ownership of the Trust represented by each Unit thereof are set forth in the Prospectus in the section "Summary of Essential Information."

     Documents representing this number of Units for the Trust are being delivered by the Trustee to the Depositor pursuant to
Section 2.03 of the Standard Terms and Conditions of Trust.

     C. The Percentage Ratio is as follows on the Initial Date of Deposit is as set forth in the Prospectus under "Schedule of Investments."

     D. The Record Date shall be as set forth in the prospectus for the sale of Units dated the date hereof (the "Prospectus") under "Summary of Essential Information."

     E. The Distribution Date shall be as set forth in the Prospectus under "Summary of Essential Information."

     F. The Mandatory Termination Date for the Trust shall be as set forth in the Prospectus under "Summary of Essential
Information."

     G.     The  Evaluator's  compensation  as  referred  to   in
Section 4.03 of the Standard Terms and Conditions of Trust shall be an annual fee as set forth in the Prospectus under "Summary of Essential Information," calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Evaluator provides services during less than the whole of such year). Such fee may exceed the actual cost of providing such evaluation services for the Trust, but at no time will the total amount received for evaluation services rendered to unit investment trusts of which Nike Securities L.P. is the sponsor in any calendar year exceed the aggregate cost to the Evaluator of supplying such services in such year.

     H.     The   Trustee's   Compensation   Rate   pursuant   to
Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee as set forth in the Prospectus under "Summary of Essential Information," calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Trustee provides services during less than the whole of such year). However, in no event, except as may otherwise be provided in the Standard Terms and Conditions of Trust, shall the Trustee receive compensation in any one year from any Trust of less than $2,000 for such annual compensation.

     I.    The  Initial Date of Deposit for the Trust is December
31, 1998.

     J. The minimum amount of Equity Securities to be sold by the Trustee pursuant to Section 5.02 of the Indenture for the redemption of Units shall be 100 shares.


                             PART II


              SPECIAL TERMS AND CONDITIONS OF TRUST


           FOR GLOBAL TARGET 15, QUALIFIED 1999 SERIES


                       ("TARGET 25 TRUST")

     The following special terms and conditions are hereby agreed to:

     A. The Securities initially deposited in the Trust pursuant to Section 2.01 of the Standard Terms and Conditions of Trust are set forth in the Schedules hereto.

     B. (1) The aggregate number of Units outstanding for the Trust on the Initial Date of Deposit and the initial fractional undivided interest in and ownership of the Trust represented by each Unit thereof are set forth in the Prospectus in the section "Summary of Essential Information."

     Documents representing this number of Units for the Trust are being delivered by the Trustee to the Depositor pursuant to
Section 2.03 of the Standard Terms and Conditions of Trust.

     C. The Percentage Ratio is as follows on the Initial Date of Deposit is as set forth in the Prospectus under "Schedule of Investments."

     D. The Record Date shall be as set forth in the prospectus for the sale of Units dated the date hereof (the "Prospectus") under "Summary of Essential Information."

     E. The Distribution Date shall be as set forth in the Prospectus under "Summary of Essential Information."

     F. The Mandatory Termination Date for the Trust shall be as set forth in the Prospectus under "Summary of Essential
Information."

     G.     The  Evaluator's  compensation  as  referred  to   in
Section 4.03 of the Standard Terms and Conditions of Trust shall be an annual fee as set forth in the Prospectus under "Summary of Essential Information," calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Evaluator provides services during less than the whole of such year). Such fee may exceed the actual cost of providing such evaluation services for the Trust, but at no time will the total amount received for evaluation services rendered to unit investment trusts of which Nike Securities L.P. is the sponsor in any calendar year exceed the aggregate cost to the Evaluator of supplying such services in such year.

     H.     The   Trustee's   Compensation   Rate   pursuant   to
Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee as set forth in the Prospectus under "Summary of Essential Information," calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Trustee provides services during less than the whole of such year). However, in no event, except as may otherwise be provided in the Standard Terms and Conditions of Trust, shall the Trustee receive compensation in any one year from any Trust of less than $2,000 for such annual compensation.

     I.    The  Initial Date of Deposit for the Trust is December
31, 1998.

     J. The minimum amount of Equity Securities to be sold by the Trustee pursuant to Section 5.02 of the Indenture for the redemption of Units shall be 100 shares.


                            PART III

     A. Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, references to subsequent Series established after the date of effectiveness of the First Trust Special Situations Trust, Series 24 shall include FT 290.

     B. Notwithstanding anything to the contrary in the Prospectus, parties to the trust agreement are hereby advised:

          The Trusts are not sponsored, endorsed, sold or promoted by Dow Jones & Company, Inc. ("Dow Jones"). Dow Jones makes no representation or warranty, express or implied, to the owners of the Trusts or any member of the public regarding the advisability of investing in securities generally or in the Trusts particularly. Dow Jones' only relationship to the Sponsor is the licensing of certain trademarks, trade names and service marks of Dow Jones and of the Dow Jones Industrial AverageSM , which is determined, composed and calculated by Dow Jones without regard to the Sponsor or the Trusts. Dow Jones has no obligation to take the needs of the Sponsor or the owners of the Trusts into consideration in determining, composing or calculating to Dow Jones Industrial AverageSM. Dow Jones is not
     responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Trusts to be issued or in the determination or calculation of the equation by which the Trusts are to be converted into cash. Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the Trusts.

          DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE SPONSOR, OWNERS OF THE TRUSTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN. DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

     C. The term "Principal Account" as set forth in the Standard Terms and conditions of Trust shall be replaced with the term "Capital Account."

     D.   Section 1.01(2) shall be amended to read as follows:

           "(2) "Trustee" shall mean The Chase Manhattan Bank, or any successor trustee appointed as hereinafter provided."

     All references to United States Trust Company of New York in the Standard Terms and Conditions of Trust shall be amended to refer to The Chase Manhattan Bank.

     E.   Section 1.01(3) shall be amended to read as follows:

          "(3)  "Evaluator" shall mean First Trust Advisors  L.P.
     and its successors in interest, or any successor evaluator appointed as hereinafter provided."

     F.   Section 1.01(4) shall be amended to read as follows:

          "(4)  "Portfolio  Supervisor" shall  mean  First  Trust
     Advisors L.P. and its successors in interest, or any successor portfolio supervisor appointed as hereinafter provided."

     G.   Section 1.01(26) shall be added to read as follows:

          "(26) The term "Rollover Unit holder" shall be defined as set forth in Section 5.05, herein."

     H.   Section 1.01(27) shall be added to read as follows:

          "(27)   The  "Rollover  Notification  Date"  shall   be
     defined as set forth in the Prospectus under "Summary of Essential Information."

     I.   Section 1.01(28) shall be added to read as follows:

          "(28)   The  term  "Rollover  Distribution"  shall   be
     defined as set forth in Section 5.05, herein."

     J.   Section 1.01(29) shall be added to read as follows:

          "(29)  The term "Distribution Agent" shall refer to the
     Trustee  acting  in  its  capacity  as  distribution   agent
     pursuant to Section 5.02 herein."

     K.   Section 1.01(30) shall be added to read as follows:

          "(30)   The  term  "Special Redemption and  Liquidation
     Period" shall be as set forth in the Prospectus under "Summary of Essential Information."

     L. Paragraph (b) of Section 2.01 shall be restated in its entirety as follows:

          (b)(1)From time to time following the Initial Date of Deposit, the Depositor is hereby authorized, in its discretion, to assign, convey to and deposit with the Trustee (i) additional Securities, duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, (ii) Contract Obligations relating to such additional Securities, accompanied by cash and/or Letter(s) of Credit as specified in paragraph (c) of this
     Section 2.01, or (iii) cash (or a Letter of Credit in lieu of cash) with instructions to purchase additional Securities, in an amount equal to the portion of the Unit Value of the Units created by such deposit attributable to the Securities to be purchased pursuant to such instructions. Except as provided in the following subparagraphs (2), (3) and (4) the Depositor, in each case, shall ensure that each deposit of additional Securities pursuant to this Section shall maintain, as nearly as practicable, the Percentage Ratio. Each such deposit of additional Securities shall be made pursuant to a Notice of Deposit of Additional Securities delivered by the Depositor to the Trustee. Instructions to purchase additional Securities shall be in writing, and shall specify the name of the Security, CUSIP number, if any, aggregate amount, price or price range and date to be purchased. When requested by the Trustee, the Depositor shall act as broker to execute purchases in accordance with such instructions; the Depositor shall be entitled to compensation therefor in accordance with applicable law and regulations. The Trustee shall have no liability for any loss or depreciation resulting from any purchase made pursuant to the Depositor's instructions or made by the Depositor as broker.

          (2) Additional Securities (or Contract Obligations therefor) may, at the Depositor's discretion, be deposited or purchased in round lots. If the amount of the deposit is insufficient to acquire round lots of each Security to be acquired, the additional Securities shall be deposited or purchased in the order of the Security in the Trust most under-represented immediately before the deposit with respect to the Percentage Ratio.

          (3) If at the time of a deposit of additional Securities, Securities of an issue deposited on the Initial Date of Deposit (or of an issue of Replacement Securities acquired to replace an issue deposited on the Initial Date of Deposit) are unavailable, cannot be purchased at reasonable prices or their purchase is prohibited or restricted by applicable law, regulation or policies, the Depositor may (i) deposit, or instruct the Trustee to purchase, in lieu thereof, another issue of Securities or Replacement Securities or (ii) deposit cash or a letter of credit in an amount equal to the valuation of the issue of Securities whose acquisition is not feasible with instructions to acquire such Securities of such issue when they become available.

          (4) Any contrary authorization in the preceding subparagraphs (1) through (3) notwithstanding, deposits of additional Securities made after the 90-day period immediately following the Initial Date of Deposit (except for deposits made to replace Failed Contract Obligations if such deposits occur within 20 days from the date of a failure occurring within such initial 90-day period) shall maintain exactly the Percentage Ratio existing immediately prior to such deposit.

          (5) In connection with and at the time of any deposit of additional Securities pursuant to this Section 2.01(b), the Depositor shall exactly replicate Cash (as defined below) received or receivable by the Trust as of the date of such deposit. For purposes of this paragraph, "Cash" means, as to the Capital Account, cash or other property (other than Securities) on hand in the Capital Account or receivable and to be credited to the Capital Account as of the date of the deposit (other than amounts to be distributed solely to persons other than holders of Units created by the deposit) and, as to the Income Account, cash or other property (other than Securities) received by the
     Trust  as  of the date of the deposit or receivable  by  the
     Trust in respect of a record date for a payment on a Security which has occurred or will occur before the Trust will be the holder of record of a Security, reduced by the amount of any cash or other property received or receivable on any Security allocable (in accordance with the Trustee's calculations of distributions from the Income Account pursuant to Section 3.05) to a distribution made or to be made in respect of a Record Date occurring prior to the deposit. Such replication will be made on the basis of a fraction, the numerator of which is the number of Units created by the deposit and the denominator of which is the number of Units which are outstanding immediately prior to the deposit. Cash represented by a foreign currency shall be replicated in such currency or, if the Trustee has entered into a contract for the conversion thereof, in U.S. dollars in an amount replicating the dollars to be received on such conversion."

     M. The following shall be added immediately following the first sentence of paragraph (c) of Section 2.01:

          "The Trustee may allow the Depositor to substitute for any Letter(s) of Credit deposited with the Trustee in connection with the deposits described in Section 2.01(a) and (b) cash in an amount sufficient to satisfy the obligations to which the Letter(s) of Credit relates. Any substituted Letter(s) of Credit shall be released by the Trustee."

     N.   Section 2.01(c) of the Standard Terms and Conditions of
Trust is hereby amended by adding the following at the conclusion thereof:

               "If any Contract Obligation requires settlement in
     a foreign currency, in connection with the deposit of such Contract Obligation the Depositor will deposit with the Trustee either an amount of such currency sufficient to settle the contract or a foreign exchange contract in such amount which settles concurrently with the settlement of the Contract Obligation and cash or a Letter of Credit in U.S. dollars sufficient to perform such foreign exchange contact."


     O.    Section  3.01 of the Standard Terms and Conditions  of
Trust shall be replaced in its entirety with the following:

          "Section 3.01. Initial Cost. Subject to reimbursement as hereinafter provided, the cost of organizing the Trust and the sale of the Trust Units shall be borne by the Depositor, provided, however, that the liability on the part of the Depositor under this section shall not include any fees or other expenses incurred in connection with the administration of the Trust subsequent to the deposit referred to in Section 2.01. At the conclusion of the primary offering period (as certified by the Depositor to the Trustee), the Trustee shall withdraw from the Account or Accounts specified in the Prospectus or, if no Account is therein specified, from the Capital Account, and pay to the Depositor the Depositor's reimbursable expenses of organizing the Trust and sale of the Trust Units in an amount certified to the Trustee by the Depositor. If the cash balance of the Capital Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, sell Securities identified by the Depositor, or distribute to the Depositor Securities having a value, as determined under Section 4.01 as of the date of distribution, sufficient for such reimbursement. The reimbursement provided for in this section shall be for the account of the Unit holders of record at the conclusion of the primary offering period. Any assets deposited with the Trustee in respect of the expenses reimbursable under this
     Section 3.01 shall be held and administered as assets of the Trust for all purposes hereunder. The Depositor shall deliver to the Trustee any cash identified in the Statement of Net Assets of the Trust included in the Prospectus not later than the expiration of the Delivery Period and the Depositors obligation to make such delivery shall be secured by the letter of credit deposited pursuant to
     Section 2.01. Any cash which the Depositor has identified as to be used for reimbursement of expenses pursuant to this
     Section 3.01 shall be held by the Trustee, without interest, and reserved for such purpose and, accordingly, prior to the conclusion of the primary offering period, shall not be subject to distribution or, unless the Depositor otherwise directs, used for payment of redemptions in excess of the per Unit amount payable pursuant to the next sentence. If a Unit holder redeems Units prior to the conclusion of the primary offering period, the Trustee shall pay to the Unit holder, in addition to the Redemption Value of the tendered Units, unless otherwise directed by the Depositor, an amount equal to the estimated per Unit cost of organizing the Trust and the sale of Trust Units set forth in the Prospectus, or such revision thereof most recently communicated to the Trustee by the Depositor pursuant to Section 5.01, multiplied by the number of Units tendered for redemption; to the extent the cash on hand in the Trust is insufficient for such payment, the Trustee shall have the power to sell Securities in accordance with Section 5.02. The Trustee, upon receipt of notification and certification from the Depositor of the amount of any reimbursable expenses relating to the sale of Trust Units incurred by the Depositor subsequent to the conclusion of the primary offering period, shall withdraw from the Capital Account as set forth above, and pay to the Depositor such amount. As used herein, the Depositor's reimbursable expenses of organizing the Trust and sale of the Trust Units shall include the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture, and other documents relating to the Trust, SEC and state blue sky registration fees, the cost of the initial valuation of the portfolio and audit of the Trust, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses.

      P.    The  second paragraph of Section 3.02 of the Standard
Terms and Conditions is hereby deleted and replaced with the following sentence:

          "Any non-cash distributions (other than a non-taxable distribution of the shares of the distributing corporation which shall be retained by a Trust) received by a Trust shall be dealt with in the manner described at Section 3.11, herein, and shall be retained or disposed of by such Trust according to those provisions. The proceeds of any disposition shall be credited to the Income Account of a Trust. Neither the Trustee nor the Depositor shall be liable or responsible in any way for depreciation or loss incurred by reason of any such sale."

     Q. Section 3.05.II(a) of the Standard Terms and Conditions of Trust is hereby amended to read in its entirety as follows:

          "II. (a) On each Distribution Date, the Trustee shall distribute to each Unit holder of record at the close of business on the Record Date immediately preceding such
     Distribution Date an amount per Unit equal to such Unit holder's Income Distribution (as defined below), plus such Unit holder's pro rata share of the balance of the Capital Account (except for monies on deposit therein required to purchase Contract Obligations) computed as of the close of business on such Record Date after deduction of any amounts provided in Subsection I, provided, however, that the Trustee shall not be required to make a distribution from the Capital Account unless the amount available for distribution shall equal $1.00 per 100 Units.

          Each Trust shall provide the following distribution elections: (1) distributions to be made by check mailed to the post office address of the Unit holder as it appears on the registration books of the Trustee."

     R. Section 3.05.II(b) of the Standard Terms and Conditions of Trust is hereby amended to read in its entirety as follows:

          "II. (b) For purposes of this Section 3.05, the Unit holder's Income Distribution shall be equal to such Unit holder's pro rata share of the cash balance in the Income Account computed as of the close of business on the Record Date immediately preceding such Income Distribution after deduction of (i) the fees and expenses then deductible pursuant to Section 3.05.I. and (ii) the Trustee's estimate of other expenses properly chargeable to the Income Account pursuant to the Indenture which have accrued, as of such Record Date, or are otherwise properly attributable to the period to which such Income Distribution relates."

      S.    Paragraph (c) of Subsection II of Section 3.05 of the
Standard Terms and Conditions of Trust is hereby amended to read as follows:

          "On each Distribution Date the Trustee shall distribute to each Unit holder of record at the close of business on the Record Date immediately preceding such Distribution Date an amount per Unit equal to such Unit holder's pro rata share of the balance of the Capital Account (except for monies on deposit therein required to purchase Contract Obligations) computed as of the close of business on such Record Date after deduction of any amounts provided in Subsection I."

     T.    Section 3.05 of Article III of the Standard Terms  and
Conditions of Trust is hereby amended to include the following subsection:

          "Section 3.05.I.(e) deduct from the Income Account or, to the extent funds are not available in such Account, from the Capital Account and pay to the Depositor the amount that it is entitled to receive pursuant to Section 3.14.

      U.    Section 3.11 of the Standard Terms and Conditions  of
Trust is hereby deleted in its entirety and replaced with the following language:

          "Section 3.11. Notice to Depositor.

          In the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken by at least a legally required number of holders of any Securities deposited in a Trust, the Trustee shall take such action or omit from taking any action, as appropriate, so as to insure that the Securities are voted as closely as possible in the same manner and the same general proportion as are the Securities held by owners other than such Trust.

          In the event that an offer by the issuer of any of the Securities or any other party shall be made to issue new securities, or to exchange securities, for Trust Securities, the Trustee shall reject such offer. However, should any issuance, exchange or substitution be effected notwithstanding such rejection or without an initial offer, any securities, cash and/or property received shall be deposited hereunder and shall be promptly sold, if securities or property, by the Trustee pursuant to the Depositor's direction, unless the Depositor advises the Trustee to keep such securities or property. The Depositor may rely on the Portfolio Supervisor in so advising the Trustee. The cash received in such exchange and cash proceeds of any such sales shall be distributed to Unit holders on the next distribution date in the manner set forth in Section 3.05 regarding distributions from the Capital Account. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any such sale.

          Neither the Depositor nor the Trustee shall be liable to any person for any action or failure to take action pursuant to the terms of this Section 3.11.

          Whenever new securities or property is received and retained by a Trust pursuant to this Section 3.11, the Trustee shall provide to all Unit holders of such Trust notices of such acquisition in the Trustee's annual report unless prior notice is directed by the Depositor."

     V. The first sentence of Section 3.13. shall be amended to read as follows:

          "As compensation for providing supervisory portfolio services under this Indenture, the Portfolio Supervisor shall receive, in arrears, against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee in an amount which shall not exceed that amount as set forth in the Prospectus per Unit outstanding as of January 1 of such year except for a Trust during the year or years in which an initial offering period as determined in Section 4.01 of this Indenture occurs, in which case the fee for a month is based on the number of Units outstanding at the end of such month (such annual fee to be pro rated for any calendar year in which the Portfolio Supervisor provides services during less than the whole of such year), but in no event shall such compensation when combined with all compensation received from other series of the Trust for providing such supervisory services in any calendar year exceed the aggregate cost to the Portfolio Supervisor for the cost of providing such services."

     W.    Article  III of the Standard Terms and  Conditions  of
Trust is hereby amended by inserting the following paragraphs which shall be entitled Section 3.14.:

          "Section 3.14. Bookkeeping and Administrative Expenses. As compensation for providing bookkeeping and other administrative services of a character described in 26(a)(2)(C) of the Investment Company Act of 1940 to the extent such services are in addition to, and do not duplicate, the services to be provided hereunder by the Trustee or the Portfolio Supervisor, the Depositor shall receive against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee in an amount which shall not exceed that amount set forth in the Prospectus times the number of Units outstanding as of January 1 of such year except for a year or years in which an initial offering period as determined by Section 4.01 of this Indenture occurs, in which case the fee for a month is based on the number of Units outstanding at the end of such month (such annual fee to be pro rated for any calendar year in which the Depositor provides service during less than the whole of such year), but in no event shall such compensation when combined with all compensation received from other unit investment trusts for which the Depositor hereunder is acting as Depositor for providing such bookkeeping and administrative services in any calendar year exceed the aggregate cost to the Depositor providing services to such unit investment trusts. Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent of Shelter" or similar index, if such  index  should no longer be published.  The consent  or concurrence of any Unit holder hereunder shall not be required for any such adjustment or increase. Such compensation shall be paid by the Trustee, upon receipt of an invoice therefor from the Depositor, upon which, as to the cost incurred by the Depositor of providing services hereunder the Trustee may rely, and shall be charged against the Income and Capital Accounts on or before the Distribution Date following the Monthly Record Date on which such period terminates. The Trustee shall have no liability to any Certificateholder or other person for any payment made in good faith pursuant to this Section.

          If the cash balance in the Income and Capital Accounts shall be insufficient to provide for amounts payable pursuant to this Section 3.14, the Trustee shall have the power to sell (i) Securities from the current list of Securities designated to be sold pursuant to Section 5.02 hereof, or (ii) if no such Securities have been so designated, such Securities as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this
     Section 3.14.

          Any  moneys payable to the Depositor pursuant  to  this
     Section 3.14 shall be secured by a prior lien on the Trust Fund except that no such lien shall be prior to any lien in favor of the Trustee under the provisions of Section 6.04 herein.

     X.    Article  III of the Standard Terms and  Conditions  of
Trust is hereby amended by inserting the following paragraph which shall be entitled Section 3.15:

          "Section 3.15. Deferred Sales Charge. If the prospectus related to the Trust specifies a deferred sales charge, the Trustee shall, on the dates specified in and as permitted by such Prospectus (the "Deferred Sales Charge Payment Dates"), withdraw from the Capital Account, an amount per Unit specified in such Prospectus and credit such amount to a special non-Trust account designated by the Depositor out of which the deferred sales charge will be distributed to or on the order of the Depositor on such Deferred Sales Charge Payment Dates (the "Deferred Sales Charge Account"). If the balance in the Capital Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, advance funds in an amount required to fund the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional monies in the Capital Account, and/or sell Securities and credit the proceeds thereof to the Deferred Sales Charge Account, provided, however, that the aggregate amount advanced by the Trustee at any time for payment of the deferred sales charge shall not exceed $15,000. Such direction shall, if the Trustee is directed to sell a
     Security, identify the Security to be sold and include instructions as to the execution of such sale. In the absence of such direction by the Depositor, the Trustee shall sell Securities sufficient to pay the deferred sales charge (and any unreimbursed advance then outstanding) in full, and shall select Securities to be sold in such manner as will maintain (to the extent practicable) the relative proportion of number of shares of each Security then held. The proceeds of such sales, less any amounts paid to the Trustee in reimbursement of its advances, shall be credited to the Deferred Sales Charge Account. If a Unit holder redeems Units prior to full payment of the deferred sales charge, the Trustee shall, if so provided in the related Prospectus, on the Redemption Date, withhold from the Redemption Price payable to such Unit holder an amount equal to the unpaid portion of the deferred sales charge and distribute such amount to the Deferred Sales Charge Account. If the Trust is terminated for reasons other than that set forth in Section 6.01(g), the Trustee shall, if so provided in the related Prospectus, on the termination of the Trust, withhold from the proceeds payable to Unit holders an amount equal to the unpaid portion of the deferred sales charge and distribute such amount to the Deferred Sales Charge Account. If the Trust is terminated pursuant to Section 6.01(g), the Trustee shall not withhold from the proceeds payable to Unit holders any amounts of unpaid deferred sales charges. If pursuant to Section 5.02 hereof, the Depositor shall purchase a Unit tendered for redemption prior to the payment in full of the deferred sales charge due on the tendered Unit, the Depositor shall pay to the Unit holder the amount specified under Section 5.02 less the unpaid portion of the deferred sales charge. All advances made by the Trustee pursuant to this Section shall be secured by a lien on the Trust prior to the interest of the Unit holders."

     Y.    Notwithstanding anything to the contrary  in  Sections
3.15 and 4.05 of the Standard Terms and Conditions of Trust, so long as Nike Securities L.P. is acting as Depositor, the Trustee shall have no power to remove the Portfolio Supervisor.

     Z.    Article  III of the Standard Terms and  Conditions  of
Trust is hereby amended by adding the following new Section 3.16:

     "Section  3.16.   Foreign  Currency  Exchange.   Unless  the
     Depositor   shall  otherwise  direct,  whenever  funds   are
     received by the Trustee in foreign currency, upon the receipt thereof or, if such funds are to be received in respect of a sale of Securities, concurrently with the contract of the sale for the Security (in the latter case the foreign exchange contract to have a settlement date coincident with the relevant contract of sale for the Security), the Trustee shall enter into a foreign exchange contract for the conversion of such funds to U.S. dollars pursuant to the instruction of the Depositor. The Trustee shall have no liability for any loss or depreciation resulting from action taken pursuant to such instruction."

     AA.   Article  IV,  Section 4.01 of the Standard  Terms  and
Conditions of Trust is hereby amended in the following manner:

          1. Section 4.01(b) is hereby amended by deleting that portion of the first sentence appearing after the colon and the entire second sentence and replacing them in their entirety with the following:

               "if the Securities are listed on a national or foreign securities exchange or The Nasdaq Stock Market, such Evaluation shall generally be based on the closing sale price on the exchange or system which is the principal market therefor, which shall be deemed to be the New York Stock Exchange if the Securities are listed thereon (unless the Evaluator deems such price inappropriate as a basis for evaluation), or if there is no closing sale price on such exchange or system, at the closing ask prices. If the Securities are not so listed or, if so listed and the principal market therefor is other than on an exchange, the evaluation shall generally be based on the current ask price on the over-the-counter market (unless it is determined that these prices are inappropriate as a basis for evaluation). If current ask prices are unavailable, the evaluation is generally determined (a) on the basis of current ask prices for comparable securities, (b) by appraising the value of the Securities on the ask side of the market or (c) any combination of the above. If such prices are in a currency other than U.S. dollars, the Evaluation of such Security shall be converted to U.S. dollars based on current offering side exchange rates, unless the Security is in the form of an American Depositary Share or Receipt, in which case the Evaluations shall be based upon the U.S. dollar prices in the market for American Depositary Shares or Receipts (unless the Evaluator deems such prices inappropriate as a basis for valuation). As used herein, the closing sale price is deemed to mean the most recent closing sale price on the relevant securities exchange immediately prior to the Evaluation time."

          2.     Section  4.01(c)  is  hereby  deleted   and
     replaced in its entirety with the following:

               "(c) After the initial offering period and both during and after the initial offering period, for purposes of the Trust Fund Evaluations required by Section 5.01 in determining Redemption Value and Unit Value, Evaluation of the Securities shall be made in the manner described in Section 4.01(b), on the basis of current bid prices for Zero Coupon Obligations (if any),the bid side value of the relevant currency exchange rate expressed in U.S. dollars and, except in those cases in which the Equity Securities are listed on a national or foreign securities exchange or The Nasdaq Stock Market and the closing sale prices are utilized, on the basis of the current bid prices of the Equity Securities. In addition, the Evaluator shall reduce the Evaluation of each Security by the amount of any liquidation costs (other than brokerage costs incurred on any national securities exchange) and any capital gains or other taxes which would be incurred by the Trust upon the sale of such Security, such taxes being computed as if the Security were sold on the date of the Evaluation."

     BB. The first sentence of Section 4.03. shall be amended to read as follows:

     "As compensation for providing evaluation services under this Indenture, the Evaluator shall receive, in arrears, against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee equal to the amount specified as compensation for the Evaluator in the Trust Agreement per Unit outstanding as of January 1 of such year except for a Trust during the year or years in which an initial offering period as determined in Section 4.01 of this Indenture occurs, in which case the fee is calculated based on the largest number of Units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Evaluator provides services during less than the whole of such year). Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent of Shelter" or similar index, if such index should no longer be published. The consent or concurrence of any Unit holder hereunder shall not be required for any such adjustment or increase. Such compensation shall be paid by the Trustee, upon receipt of invoice therefor from the Evaluator, upon which, as to the cost incurred by the Evaluator of providing services hereunder the Trustee may rely, and shall be charged against the Income and/or Principal Accounts, in accordance with Section 3.05."

     CC. Section 5.01 is hereby amended to add the following at the conclusion of the first paragraph thereof:

           "Amounts receivable by the Trust in a foreign currency shall be reported to the Evaluator who shall convert the same to U.S. dollars based on current exchange rates, in the same manner as provided in Section 4.01(b) or 4.01(c), as applicable, for the conversion of the valuation of foreign Equity Securities, and the Evaluator shall report such conversion with each Evaluation made pursuant to Section 4.01."

     DD.   Section  5.01 of the Standard Terms and Conditions  of
Trust shall be amended as follows:

     (i)  The second sentence of the first paragraph of Section
5.01 shall be amended by deleting the phrase "and (iii)" and adding the following "(iii) amounts representing unpaid accrued organizational and offering costs, and (iv)" ; and

     (ii) The following text shall immediately precede the last sentence of the first paragraph of Section 5.01:

          Prior   to  the  payment  to  the  Depositor  of   its
          reimbursable organizational and offering costs to be made at the conclusion of the primary offering period in accordance with Section 3.01, for purposes of
          determining  the  Trust  Fund  Evaluation  under   this
          Section 5.01, the Trustee shall rely upon the amounts representing unpaid accrued organizational and offering costs in the estimated amount per Unit set forth in the Prospectus until such time as the Depositor notifies the Trustee in writing of a revised estimated amount per Unit representing unpaid accrued organizational and offering costs. Upon receipt of such notice, the Trustee shall use this revised estimated amount per Unit representing unpaid accrued organizational and offering costs in determining the Trust Fund Evaluation but such revision of the estimated expenses shall not effect calculations made prior thereto and no adjustment shall be made in respect thereof. Reimbursable offering costs incurred by the Depositor subsequent to the conclusion of the primary offering period shall be accounted for as paid by the Trustee.

     EE.    Section 5.02 of the Standard Terms and Conditions  of
Trust is amended by adding the following after the second paragraph of such section:

          "Notwithstanding anything herein to the contrary, in the event that any tender of Units pursuant to this Section
     5.02 would result in the disposition by the Trustee of less than a whole Security, the Trustee shall distribute cash in lieu thereof and sell such Securities as directed by the Sponsors as required to make such cash available.

          Subject to the restrictions set forth in the prospectus Unit holders of a Trust held by a Unit holder on the "Rollover Notification Date" will be redeemed in-kind and reinvested as provided by Section 5.05. Such in-kind distribution shall consist of (i) such Unit holder's pro rata portion of each of the Securities in such Trust, in whole shares, and (ii) cash equal to such Unit holder's pro rata portion of the Income and Capital Accounts as follows: (x) a pro rata portion of the net proceeds of sale of the Securities representing any fractional shares included in such Unit holder's pro rata share of the Securities and (y) such other cash as may properly be included in such Unit holder's pro rata share of the sum of the cash balances of the Income and Principal Accounts in an amount equal to the Unit Value determined on the basis of a Trust Fund Evaluation made in accordance with Section 5.01 determined by the Trustee on the date of tender less amounts determined in clauses (i) and (ii)(x) of this Section. Any distribution in kind will be reduced by customary transfer and registration charges."

    FF.   The following Section 5.05 shall be added:

          "Section 5.05. Rollover of Units. (a) If the Depositor shall offer a subsequent series of the Target 5 Trust, the Target 10 Trust or the Global Target 15 Trust (the "New Series"), the Trustee shall, at the Depositor's sole cost and expense, include in the notice sent to Unit holders specified in Section 8.02 a notice informing Unit holders that any Units held on the Rollover Notification Date will be tendered and redeemed in kind in the manner provided in Section 5.02, the Securities included in the redemption distribution sold, and the cash proceeds applied by the Distribution Agent to purchase Units of a New Series, all as hereinafter provided. The notice to be sent to Unit holders in respect of any redemption and purchase of Units of a New Series as provided in this section shall be in such form and shall be sent at such time or times as the
     Depositor  shall  direct  the Trustee  in  writing  and  the
     Trustee shall have no responsibility therefor. The Distributions Agent acts solely as disbursing agent in connection with purchases of Units pursuant to this Section and nothing herein shall be deemed to constitute the Distribution Agent a broker in such transactions.

          All Units so tendered by a Unit holder (a "Rollover Unit holder") shall be redeemed and cancelled during the Special Redemption and Liquidation Period on such date or dates specified by Depositor. Subject to payment by such Rollover Unit holder of any tax or other governmental charges which may be imposed thereon, such redemption is to be made in kind pursuant to Section 5.02 by distribution of cash and/or Securities to the Distribution Agent on the redemption date equal to the net asset value (determined on the basis of the Trust Fund Evaluation as of the redemption date in accordance with Section 4.01) multiplied by the number of Units being redeemed (herein called the "Rollover Distribution"). Any Securities that are made part of the Rollover Distribution shall be valued for purposes of the redemption distribution as of the redemption date.

          All Securities included in a Unit holder's Rollover Distribution shall be sold by the Distribution Agent during the Special Redemption and Liquidation Period specified in the Prospectus pursuant to the Depositor's direction, and the Distribution Agent shall, unless directed otherwise by the Depositor, employ the Depositor as broker in connection with such sales. For such brokerage services, the Depositor shall be entitled to compensation at its customary rates, provided however, that its compensation shall not exceed the amount authorized by applicable securities laws and regulations. The Depositor shall direct that sales be made in accordance with the guidelines set forth in the Prospectus under the heading "Special Redemption, Liquidation and Investment in a New Trust." Should the Depositor fail to provide direction, the Distribution Agent shall sell the Securities in the manner provided in the prospectus. The Distribution Agent shall have no responsibility for any loss or depreciation incurred by reason of any sale made pursuant to this Section.

          Upon completion of all sales of Securities included in the Rollover Unit holder's Rollover Distribution, the Distribution Agent shall, as agent for such Rollover Unit holder, enter into a contract with the Depositor to purchase from the Depositor Units of a New Series (if any), at the Depositor's public offering price for such Units on such day, and at such reduced sales charge as shall be described in the prospectus for such Trust. Such contract shall provide for purchase of the maximum number of Units of a New Series whose purchase price is equal to or less than the cash proceeds held by the Distribution Agent for the Unit holder on such day (including therein the proceeds anticipated to be received in respect of Securities traded on such day net of all brokerage fees, governmental charges and any other expenses incurred in connection with such sale), to the extent Units are available for purchase from the Depositor. In the event a sale of Securities included in the Rollover Unit holder's redemption distribution shall not be consummated in accordance with its terms, the Distribution Agent shall apply the cash proceeds held for such Unit holder as of the settlement date for the purchase of Units of a New Series to purchase the maximum number of Units which such cash balance will permit, and the Depositor agrees that the settlement date for Units whose purchase was not consummated as a result of insufficient funds will be extended until cash proceeds from the Rollover Distribution are available in a sufficient amount to settle such purchase. If the Unit holder's Rollover Distribution will produce insufficient cash proceeds to purchase all of the Units of a New Series contracted for, the Depositor agrees that the contract shall be rescinded with respect to the
     Units  as  to  which there was a cash shortfall without  any liability to the Rollover Unit holder or the Distribution Agent. Any cash balance remaining after such purchase shall be distributed within a reasonable time to the Rollover Unit holder by check mailed to the address of such Unit holder on the registration books of the Trustee. Units of a New Series will be uncertificated unless and until the Rollover Unit holder requests a certificate. Any cash held by the Distribution Agent shall be held in a non-interest bearing account which will be of benefit to the Distribution Agent in accordance with normal banking procedures. Neither the Trustee nor the Distribution Agent shall have any responsibility or liability for loss or depreciation resulting from any reinvestment made in accordance with this paragraph, or for any failure to make such reinvestment in the event the Depositor does not make Units available for purchase.

          (b) Notwithstanding the foregoing, the Depositor may, in its discretion at any time, decide not to offer any new Trust Series in the future, and if so, this Section 5.05 concerning the Rollover of Units shall be inoperative.

          (c) The Distribution Agent shall receive no fees for performing its duties hereunder. The Distribution Agent shall, however, be entitled to receive indemnification and reimbursement from the Trust for any and all expenses and disbursements to the same extent as the Trustee is permitted reimbursement hereunder."

     GG.   Paragraph  (e) of Section 6.01 of Article  VI  of  the
Standard Terms and Conditions of Trust is amended to read as follows:

          "(e)  (I)   Subject to the provisions of  subparagraphs
     (II) and (III) of this paragraph, the Trustee may employ agents, sub-custodians, attorneys, accountants and auditors and shall not be answerable for the default or misconduct of any such agents, sub-custodians, attorneys, accountants or auditors if such agents, sub-custodians, attorneys, accountants or auditors shall have been selected with reasonable care. The Trustee shall be fully protected in respect of any action under this Indenture taken or suffered in good faith by the Trustee in accordance with the opinion of counsel, which may be counsel to the Depositor acceptable to the Trustee, provided, however, that this disclaimer of liability shall not (i) excuse the Trustee from the responsibilities specified in subparagraph II below or
     (ii) limit the obligation of the Trustee to indemnify the Trust under subparagraph III below. The fees and expenses charged by such agents, sub-custodians, attorneys, accountants or auditors shall constitute an expense of the Trust reimbursable from the Income and Capital Accounts of the affected Trust as set forth in section 6.04 hereof.

          (II) The Trustee may place and maintain in the care of an eligible foreign custodian (which is employed by the Trustee as a sub-custodian as contemplated by subparagraph
     (I) of this paragraph (e) and which may be an affiliate or subsidiary of the Trustee or any other entity in which the Trustee may have an ownership Income) the Trust's foreign securities, cash and cash equivalents in amounts reasonably necessary to effect the Trust's foreign securities transactions, provided that the Trustee hereby agrees to perform all the duties assigned by rule 17f-5 as now in effect or as it may be amended in the future, to the boards of management investment companies. The Trustee's duties under the preceding sentence will not be delegated.

          As used in this subparagraph (II),

                (1) "foreign securities" include: securities issued and sold primarily outside the United States by a foreign government, a national of any foreign country or a corporation or other organization incorporated or organized under the laws of any foreign country and securities issued or guaranteed by the government of the United States or by any state or any political subdivision thereof or by any agency thereof or by any entity organized under the laws of the United States or of any state thereof which have been issued and sold primarily outside the United States.

               (2)  "eligible foreign custodian" means

                (a) The following securities depositories and clearing agencies which operate transnational systems for the central handling of securities or equivalent book entries which, by appropriate exemptive order issued by the Securities and Exchange Commission, have been qualified as eligible foreign custodians for the Trust but only for so long as such exemptive order continues in effect: Morgan Guaranty Trust Company of New York, Brussels, Belgium, in its capacity as operator of the Euroclear System ("Euroclear"), and Cedel Bank S.A. ("CEDEL").

                (b) Any other entity that shall have been qualified as an eligible foreign custodian for the foreign securities of the Trust by the Securities and Exchange Commission by exemptive order, rule or other appropriate action, commencing on such date as it shall have been so qualified but only for so long as such exemptive order, rule or other appropriate action continues in effect.

                (III) The Trustee will indemnify and hold the Trust harmless from and against any loss occurring as a result of an eligible foreign custodian's willful misfeasance, reckless disregard, bad faith, or gross negligence in performing custodial duties."

    HH.   Paragraph (g) of Section 6.01 of the Standard Terms and
Conditions of Trust is hereby amended by inserting the following after the first word thereof:

          "(i) the value of any Trust as shown by an evaluation by the Trustee pursuant to Section 5.01 hereof shall be less than the lower of $2,000,000 or 20% of the total value of Securities deposited in such Trust during the initial offering period, or (ii)"

     II  .  The first sentence of the second paragraph of Section
6.04 shall be amended to include the phrase "license fees, if any," immediately after the reference to legal and auditing expenses.

     JJ.   Section  8.02 of the Standard Terms and Conditions  of
Trust shall be amended as follows:

          (i) The fourth sentence of the second paragraph shall be deleted and replaced with the following:

          "The Trustee will honor duly executed requests for in-kind distributions received (accompanied by the electing Unit holder's Certificate, if issued) by the close of
     business   ten   business  days  prior  to   the   Mandatory
     Termination Date."

     IN WITNESS WHEREOF, Nike Securities L.P., The Chase Manhattan Bank and First Trust Advisors L.P. have each caused this Trust Agreement to be executed and the respective corporate seal to be hereto affixed and attested (if applicable) by authorized officers; all as of the day, month and year first above written.

                                    NIKE SECURITIES L.P.,
                                       Depositor


                                    By     Robert M. Porcellino
                                           Senior Vice President



                                    THE CHASE MANHATTAN BANK,
                                       Trustee


                                    By        Rosalia Raviele
                                              Vice President
[SEAL]

ATTEST:

Joan Currie
Assistant Treasurer


                                    FIRST TRUST ADVISORS L.P.,
                                       Evaluator


                                    By     Robert M. Porcellino
                                           Senior Vice President



                                    FIRST TRUST ADVISORS L.P.,
                                       Portfolio Supervisor


                                    By     Robert M. Porcellino
                                           Senior Vice President

                  SCHEDULE A TO TRUST AGREEMENT

                 Securities Initially Deposited
                             FT 290

     (Note:   Incorporated herein and made a part hereof for  the
Trust is the "Schedule of Investments" for the Trust as set forth in the Prospectus.)